SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2012


             SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	    000-6658        04-2217279
___________	  ____________	  __________________
(State or other   (Commission    (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                   70 Orville Drive
                Bohemia, New York 11716
__________________________________________________
   (Address of principal executive offices)


                   (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                    Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


The Company has agreed to a one-year extension through December 31, 2013 of the Fifth Amended and Restated Consulting
Agreement with Joseph G. Cremonese, the Chairman of its Board of Directors, and his affiliate, Laboratory Innovations Company, Ltd. on the same terms as the Fifth Amended and Restated Consulting Agreement. Accordingly, the compensation will continue to be $3,300 per month subject to an increase or decrease in the event services are more than 60 days during the 12 month period at the guaranteed rate of $660 per day. Either the Company or the Consultant may terminate the Agreement, except for their confidentiality and non-competition covenants on at least 60 days prior notice.


ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Stockholders of the Company held on November 29, 2012, the stockholders took the following actions:

1. Elected Ms. Helena R. Santos and Mr. James S. Segasture as Class A Directors to serve until the Annual Meeting of Stockholders for the year ending June 30, 2015 by the following votes:

			For          Withheld	 Broker Non-Votes

Helena R. Santos      408,366        17,422          317,482
James S. Segasture    425,366        422             317,482

2. Approved by a vote of 742,346 shares for, 126 shares against, 12,798 shares abstaining, and 12,00 shares of Broker non-votes the appointment by the Board of Directors of Nussbaum Yates Berg Klein & Wolpow, LLP as the Company's independent registered public accounting firm with respect to the Company's financial statements for the year ending June 30, 2013.



ITEM 9.01  Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.            Exhibit
___________            _____________________________
10A-1                   Copy of Extension Agreement between
			the Company and the Consultant




                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SCIENTIFIC INDUSTRIES, INC.
                                 (Registrant)


Date:	December 4, 2012
			         By: /s/ Helena R. Santos
                                 ____________________________________

			         Helena R. Santos,
			         President and Chief Executive Officer
 			         Officer